Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in Registration Statements No. 333-12976, 333-113054, 333-143029 and 333-151943 on Form S-8 of our reports dated March 12, 2010, relating to the consolidated financial statements of Ivanhoe Energy Inc. and the effectiveness of Ivanhoe Energy Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ivanhoe Energy Inc. for the year ended December 31, 2009.
(signed) “Deloitte & Touche LLP”
Independent Registered Chartered Accountants
Calgary, Canada
March 12, 2010